Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Anbio Biotechnology

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	(1)	Other		$		$0.0001381	$0.00
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.000000001 per share	(2)	Other				0.0001381	0.00
Fees to be Paid	Other	Warrants	(3)	Other				0.0001381	0.00
Fees to be Paid	Other	Share Purchase Contracts	(4)	Other				0.0001381	0.00
Fees to be Paid	Other	Share Purchase Units	(5)	Other				0.0001381	0.00
Fees to be Paid	Other	Rights	(6)	Other				0.0001381	0.00
Fees to be Paid	Other	Units	(7)	Other		$		$0.0001381	$0.00

Total Offering Amounts:							$0.00		0.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	An indeterminate number or amount, as the case may be, of Class A ordinary shares, debt securities, warrants, rights, units, share purchase contracts, and share purchase units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(2)	An indeterminate number or amount, as the case may be, of Class A ordinary shares, debt securities, warrants, rights, units, share purchase contracts, and share purchase units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(3)	An indeterminate number or amount, as the case may be, of Class A ordinary shares, debt securities, warrants, rights, units, share purchase contracts, and share purchase units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(4)	An indeterminate number or amount, as the case may be, of Class A ordinary shares, debt securities, warrants, rights, units, share purchase contracts, and share purchase units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(5)	An indeterminate number or amount, as the case may be, of Class A ordinary shares, debt securities, warrants, rights, units, share purchase contracts, and share purchase units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(6)	An indeterminate number or amount, as the case may be, of Class A ordinary shares, debt securities, warrants, rights, units, share purchase contracts, and share purchase units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(7)	An indeterminate number or amount, as the case may be, of Class A ordinary shares, debt securities, warrants, rights, units, share purchase contracts, and share purchase units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.